Exhibit 5.1

August 19, 2019

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

Re:	Lincoln National Corporation-Senior Notes

Ladies and Gentlemen:

I am Assistant Vice President and Senior Counsel of Lincoln National Corporation, an Indiana corporation (the “Company”). I refer to the Underwriting Agreement, dated August 12, 2019 (the “Underwriting Agreement”) pursuant to the terms of which the Company will issue and sell an aggregate of $500,000,000 principal amount of the Company’s 3.050% Senior Notes due 2030 (the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of March 10, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented pursuant to the resolutions of the Chief Executive Officer, dated August 12, 2019, and Chief Financial Officer, dated August 12, 2019 (collectively, the “Resolutions”).

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement or the Indenture, as the context may require.

In connection therewith, I have examined (a) the Registration Statement on Form S-3 (File No. 333-220731) filed by the Company and the other related registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating, in part, to the registration of the Securities, as it became effective under the Act on September 29, 2017 (such Registration Statement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3 (including without limitation the

Form 8-K to be filed by the Company with the Commission on or about August 19, 2019), but excluding the Forms T-1 filed therewith (the “Forms T-1”), being hereinafter referred to as the “Registration Statement”), (b) the prospectus of the Company dated September 29, 2017 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 12, 2019, relating to the Securities, as filed in final form with the Commission on August 14, 2019 pursuant to Rule 424(b)(5) under the Act (such Base Prospectus and prospectus supplement, including the documents filed as a part thereof or previously filed with the Commission and incorporated therein by reference or documents subsequently incorporated through the date hereof pursuant to Item 12 of Form S-3 (including without limitation the Form 8-K to be filed by the Company with the Commission on or about August 19, 2019), but excluding the Forms T-1, being hereinafter referred to as the “Prospectus”), (c) the free writing prospectus relating to the Securities, dated August 12, 2019 and filed with the Commission pursuant to Rule 433 under the Act (such free writing prospectus together with the Prospectus in preliminary form as filed with the Commission on August 12, 2019, including all documents incorporated by reference therein through the Applicable Time, but excluding the Forms T-1, being hereinafter referred to as the “Time of Sale Prospectus”), (d) the Underwriting Agreement, (e) the Indenture, (f) the Resolutions and (g) a copy of the global security representing the Securities.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and its subsidiaries, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

i.	The Company has been duly incorporated and is a duly existing corporation under the laws of its state of incorporation;

ii.	The Securities have been duly authorized, executed, authenticated, issued and delivered; and

iii.	The Indenture has been duly authorized, executed and delivered by the Company.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.

My opinions herein reflect only the application of applicable laws of the State of Indiana and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.

My opinion set forth in (iii) above is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

c.

My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.

I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Indenture (including the provisions of the Resolutions which supplement the Indenture), which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.

I express no opinion as to the enforceability of any provision in the Indenture (including the provisions of the Resolutions which supplement the Indenture) purporting or attempting to modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated August 19, 2019. Wachtell Lipton Rosen & Katz may rely on this opinion for purposes of the legal opinion to be filed as Exhibit 5.2 to the Company’s Current Report on Form 8-K.

Very truly yours,

/s/ Eric B. Wilmer
By:	Eric B. Wilmer
Title:	Assistant Vice President and Senior Counsel